Exhibit 99.1

GOLDEN ENTERTAINMENT THIRD QUARTER NET REVENUE RISES 3.9% TO $108.3 MILLION,

NET INCOME OF $8.6 MILLION AND ADJUSTED EBITDA INCREASES 20.1% TO $15.1 MILLION

LAS VEGAS – November 8, 2017 – Golden Entertainment, Inc. (NASDAQ:GDEN) (“Golden Entertainment” or the “Company”), today announced financial results for the third quarter ended September 30, 2017, as summarized below.

	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(Unaudited, in thousands)
Net revenues
Nevada Distributed Gaming	$65,666	$63,164	4.0%	$201,485	$192,575	4.6%
Montana Distributed Gaming (1)	15,080	15,089	-0.1%	45,707	32,027	42.7%
Total Distributed Gaming	80,746	78,253	3.2%	247,192	224,602	10.1%
Nevada Casinos	8,676	7,873	10.2%	26,602	25,272	5.3%
Maryland Casino	18,808	18,036	4.3%	51,400	47,759	7.6%
Total Casinos	27,484	25,909	6.1%	78,002	73,031	6.8%
Corporate and other	92	64	43.8%	267	185	44.3%
Net revenues	$108,322	$104,226	3.9%	$325,461	$297,818	9.3%

Net income (loss)
Nevada Distributed Gaming	$5,171	$4,256	21.5%	$19,678	$15,441	27.4%
Montana Distributed Gaming (1)	2,346	601	290.3%	3,918	1,639	139.0%
Total Distributed Gaming	7,517	4,857	54.8%	23,596	17,080	38.1%
Nevada Casinos	1,453	569	155.4%	4,642	3,919	18.4%
Maryland Casino	5,233	3,905	34.0%	11,723	8,475	38.3%
Total Casinos	6,686	4,474	49.4%	16,365	12,394	32.0%
Corporate and other	(5,648)	(8,029)	-29.7%	(24,351)	(23,133)	5.3%
Net income	$8,555	$1,302	557.1%	$15,610	$6,341	146.2%

Adjusted EBITDA (2)
Nevada Distributed Gaming	$9,125	$8,528	7.0%	$31,402	$27,542	14.0%
Montana Distributed Gaming (1)	2,044	1,955	4.6%	6,351	4,523	40.4%
Total Distributed Gaming	11,169	10,483	6.5%	37,753	32,065	17.7%
Nevada Casinos	2,662	1,820	46.3%	7,932	7,157	10.8%
Maryland Casino	6,266	4,691	33.6%	14,232	10,961	29.8%
Total Casinos	8,928	6,511	37.1%	22,164	18,118	22.3%
Corporate and other	(5,024)	(4,439)	13.2%	(16,272)	(13,779)	18.1%
Adjusted EBITDA	$15,073	$12,555	20.1%	$43,645	$36,404	19.9%

___________________

(1)	Represents the results from the Montana distributed gaming businesses acquired in January and April 2016 from their respective acquisition dates.
(2)	Adjusted EBITDA is a non-GAAP financial measure and definitions and disclosures, including reconciliations, are included at the end of the press release.

Blake L. Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our distributed gaming and casino businesses continue to deliver strong financial results, with the 2017 third quarter benefiting from 6.5% Adjusted EBITDA growth in our distributed gaming business and a 37.1% rise in Adjusted EBITDA from our casino business. In total, Golden Entertainment generated third quarter 2017 consolidated Adjusted EBITDA growth of 20.1%, marking our third consecutive quarter of double digit Adjusted EBITDA growth this year.

“In addition to the strong operating results, we had a very active quarter which set the stage for future growth on several fronts. In September, we opened the fourth of our planned seven new Nevada tavern locations for 2017. We continue to grow margins in our Montana distributed gaming operations as operating efficiency improves following the successful integration of two acquisitions last year. In Pahrump, our significant Adjusted EBITDA growth was the result of revisions to our marketing plan which drove increased market share. At Rocky Gap, our profitability continues to outpace revenue growth, driven in part by our decision to purchase the gaming devices on our casino floor in exchange for a slot tax reduction from the state of Maryland.

“Just over two weeks ago, we significantly increased the scale and diversification of our business with the completion of our accretive acquisition of American Casino & Entertainment Properties (“American”). This transaction brings Golden three attractive properties in Las Vegas, including the iconic Stratosphere Casino, Hotel & Tower, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, as well as the Aquarius Casino Resort in Laughlin. As a result, Golden today operates 16,000 slot machines, 114 table games and 5,162 hotel rooms across eight casino properties and almost 1,000 distributed gaming locations, including the largest portfolio of branded taverns in Nevada. The entire Golden Entertainment team is working hard to integrate American with our existing operations and I am delighted to welcome the American team to the Golden Entertainment family. Looking toward the balance of 2017 and 2018, we are excited by the growth prospects for our entire portfolio of casino properties and distributed gaming operations which together support our goal of further enhancing shareholder value.”

Results for the Three Months Ended September 30, 2017

Consolidated net revenues for the 2017 third quarter were $108.3 million, compared to $104.2 million in the prior-year quarter. The increase in net revenues was driven primarily by continued growth in gaming revenues across the Company’s Nevada Distributed Gaming operations, inclusive of the opening of additional new branded taverns, as well as from further improvement in the Company’s Casino operations. Golden’s Distributed Gaming business grew net revenue 3.2% year over year to $80.7 million. Net revenues for the Company’s Casino operations grew 6.1% over the prior-year period to $27.5 million.

For the third quarter of 2017, net income was $8.6 million, or $0.36 per diluted share, compared to $1.3 million, or $0.06 per diluted share, in the prior-year quarter. The Distributed Gaming business grew net income 54.8% year over year, and net income for the Company’s Casino operations grew 49.4% year over year.

Adjusted EBITDA for the 2017 third quarter was $15.1 million, compared to $12.6 million for the prior-year period. The 20.1% increase in Adjusted EBITDA was driven by the growth in consolidated net revenues, the ongoing focus on growing the Company’s branded tavern business in Nevada, margin expansion in Montana distributed gaming, and strong performance at both Rocky Gap and Pahrump. The Distributed Gaming business grew Adjusted EBITDA 6.5% year over year, and Adjusted EBITDA for the Company’s Casino operations grew 37.1% year over year.

Balance Sheet and Liquidity

As of September 30, 2017, the Company had cash and cash equivalents of $42.9 million and total outstanding debt of $174.6 million. Outstanding debt under the Company’s senior credit facility included $141 million in senior secured term loans and $27 million in borrowings under the Company’s revolving credit facility. Following the end of the 2017 third quarter and in connection with the closing of the acquisition of American, the Company refinanced its existing credit facilities.

Charles H. Protell, Chief Strategy Officer and Chief Financial Officer, commented, “Our strong cash flows and financial position enabled Golden Entertainment to further invest in our existing casino and distributed gaming businesses with approximately $11 million of capital expenditures in addition to completing the transformative acquisition of American in October. We expect to achieve our previously stated full year pro forma results and synergy targets. Reflecting the additional debt incurred in connection with the recent closing of the American transaction, Golden expects to end 2017 with net leverage of approximately 5x pro forma adjusted EBITDA for the combined companies, with sufficient financial liquidity to continue to pursue both organic and strategic growth opportunities.”

Investor Conference Call and Webcast

The Company will host a webcast and conference call today, November 8, 2017 at 5:00 p.m. Eastern Time, to discuss the third quarter 2017 results. The conference call may be accessed live by dialing (844) 465-3054 or (480) 685-5227 for international callers and entering the passcode 1515166. A replay will be available beginning at 8:00 p.m. ET on November 8, 2017 and may be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the passcode is 1515166. The replay will be available until November 10, 2017. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.

If you have questions about Golden Entertainment or are interested in conducting a conference call with Golden Entertainment management, please contact JCIR at (212) 835-8500 or gden@jcir.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates.  Forward-looking statements in this press release include, without limitation, statements regarding: the benefits of the American transaction; estimated future financial and operating results, including the expected pro forma combined companies’ adjusted EBITDA and net leverage multiple at year end 2017; and the Company’s plans, objectives, expectations, intentions, including with respect to its growth prospects and growth opportunities.  It is important to note that the Company’s goals and expectations are not predictions of actual performance.  These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements.  Factors that could cause actual results to differ include, among other things: the effects of disruption caused by the American transaction making it more difficult for the Company to execute its operating plan effectively or to maintain relationships with employees, vendors and other business partners; delays in realizing or failure to realize the anticipated cost savings, synergies and other benefits of the American transaction; the Company’s ability to successfully integrate American’s businesses, and other acquired businesses; changes in national, regional and local economic, political and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, Chief Operating Officer and Chief Strategy and Financial Officer); the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt facilities; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and most recent Quarterly Reports on Form 10-Q.  The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise.  All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA, which measure the Company believes is appropriate to provide meaningful comparison with, and to enhance an overall understanding of, the Company’s past financial performance and prospects for the future. The Company believes Adjusted EBITDA (and associated margin calculations) provide useful information to both management and investors by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does. Reconciliations of Adjusted EBITDA to net income (loss) are provided in the financial information tables below.

The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, preopening expenses, acquisition and merger expenses, class action litigation expense, share-based compensation expenses, executive severance and sign-on bonuses, gain on contingent consideration, impairments and other gains and losses. Adjusted EBITDA for a particular segment or operation is Adjusted EBITDA before corporate overhead, which is not allocated to each segment or operation. The Company defines “Adjusted EBITDA margins” for the Company or a particular segment or operation as Adjusted EBITDA divided by net revenues for the Company or such segment or operation, as applicable.

About Golden Entertainment, Inc.

Golden Entertainment, Inc. owns and operates gaming properties across two divisions – resort and casino operations and distributed gaming. The Company operates approximately 16,000 gaming devices, 114 table games, 5,162 hotel rooms, and provides jobs for more than 7,200 team members. Golden Entertainment owns eight casino resorts – seven in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates video gaming devices at nearly 1,000 locations and owns nearly 60 traditional taverns in Nevada. The Company is licensed in Illinois to operate video gaming terminals. Golden Entertainment is focused on maximizing the value of its portfolio by leveraging its scale, leadership position and proven management capabilities across its two divisions. For more information, visit www.goldenent.com.

Contacts

Investor Relations	Media Relations
Joseph Jaffoni, Richard Land, James Leahy	Howard Stutz
JCIR	Director Corporate Communications
212/835-8500 or gden@jcir.com	702/495-4490 or hstutz@goldenent.com

Golden Entertainment, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenues
Gaming	$92,215	$89,157	$278,386	$255,966
Food and beverage	15,572	14,404	47,030	41,846
Rooms	2,342	2,349	5,932	5,849
Other operating	3,619	3,298	10,697	8,589
Gross revenues	113,748	109,208	342,045	312,250
Less: Promotional allowances	(5,426)	(4,982)	(16,584)	(14,432)
Net revenues	108,322	104,226	325,461	297,818

Expenses
Gaming	65,364	65,261	197,175	184,293
Food and beverage	9,816	8,646	29,119	25,245
Rooms	558	355	1,178	920
Other operating	1,155	1,247	3,861	3,193
Selling, general and administrative	19,655	17,816	57,586	50,272
Acquisition and merger expenses	2,975	139	5,041	614
(Gain) loss on disposal of property and equipment	308	(344)	308	(344)
Gain on contingent consideration	(1,719)	—	(1,719)	—
Preopening expenses	282	801	1,128	1,893
Depreciation and amortization	7,539	7,223	21,499	19,862
Total expenses	105,933	101,144	315,176	285,948
Income from operations	2,389	3,082	10,285	11,870

Non-operating income (expense)
Interest expense, net	(1,885)	(1,689)	(5,568)	(4,786)
Other, net	—	—	—	18
Total non-operating expense, net	(1,885)	(1,689)	(5,568)	(4,768)
Income before income tax benefit (provision)	504	1,393	4,717	7,102
Income tax benefit (provision)	8,051	(91)	10,893	(761)
Net income	$8,555	$1,302	$15,610	$6,341

Weighted-average common shares outstanding
Basic	22,266	22,221	22,280	22,103
Dilutive impact of stock options and restricted stock units	1,825	564	1,167	319
Diluted	24,091	22,785	23,447	22,422
Net income per share
Basic	$0.38	$0.06	$0.70	$0.29
Diluted	$0.36	$0.06	$0.67	$0.28

Golden Entertainment, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$42,911	$46,898
Accounts receivable, net	9,117	6,697
Income taxes receivable	197	2,340
Prepaid expenses	11,937	9,761
Inventories	2,747	2,605
Other	1,656	1,346
Total current assets	68,565	69,647

Property and equipment, net	148,048	137,581

Other assets
Goodwill	105,655	105,655
Intangible assets, net	92,995	98,603
Deferred income taxes	10,760	—
Other	9,618	7,592
Total other assets	219,028	211,850
Total assets	$435,641	$419,078

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$13,932	$15,752
Accounts payable	16,235	11,739
Accrued taxes, other than income taxes	959	3,024
Accrued payroll and related	4,705	3,478
Other accrued expenses	7,374	3,846
Total current liabilities	43,205	37,839

Long-term debt, net	158,889	167,690
Deferred income taxes	—	38
Other long-term obligations	2,991	4,085
Total liabilities	205,085	209,652

Shareholders' equity
Common stock, $.01 par value; authorized 100,000 shares; 22,325 and 22,232 common shares issued and outstanding, respectively	223	223
Additional paid-in capital	295,677	290,157
Accumulated deficit	(65,344)	(80,954)
Total shareholders' equity	230,556	209,426
Total liabilities and shareholders' equity	$435,641	$419,078

Golden Entertainment, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(Unaudited)

	Three Months Ended September 30, 2017
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (1)	Non- operating expenses (2)	Income tax benefit	Net income (loss)
Nevada Distributed Gaming	$9,125	$(3,520)	$(401)	$(33)	$-	$5,171
Montana Distributed Gaming	2,044	(1,417)	1,727	(8)	-	2,346
Total Distributed Gaming	11,169	(4,937)	1,326	(41)	-	7,517
Nevada Casinos	2,662	(1,171)	(35)	(3)	-	1,453
Maryland Casino	6,266	(1,031)	-	(2)	-	5,233
Total Casinos	8,928	(2,202)	(35)	(5)	-	6,686
Corporate and other	(5,024)	(400)	(6,436)	(1,839)	8,051	(5,648)
Consolidated total	$15,073	$(7,539)	$(5,145)	$(1,885)	$8,051	$8,555

	Three Months Ended September 30, 2016
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (1)	Non- operating expenses (2)	Income tax provision	Net income (loss)
Nevada Distributed Gaming	$8,528	$(3,577)	$(653)	$(42)	$-	$4,256
Montana Distributed Gaming	1,955	(1,294)	1	(1)	(60)	601
Total Distributed Gaming	10,483	(4,871)	(652)	(43)	(60)	4,857
Nevada Casinos	1,820	(1,250)	-	(1)	-	569
Maryland Casino	4,691	(784)	-	(2)	-	3,905
Total Casinos	6,511	(2,034)	-	(3)	-	4,474
Corporate and other	(4,439)	(318)	(1,598)	(1,643)	(31)	(8,029)
Consolidated total	$12,555	$(7,223)	$(2,250)	$(1,689)	$(91)	$1,302

	Nine Months Ended September 30, 2017
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (3)	Non- operating expenses (4)	Income tax benefit	Net income (loss)
Nevada Distributed Gaming	$31,402	$(10,565)	$(797)	$(362)	$-	$19,678
Montana Distributed Gaming	6,351	(3,948)	1,514	1	-	3,918
Total Distributed Gaming	37,753	(14,513)	717	(361)	-	23,596
Nevada Casinos	7,932	(3,296)	(35)	41	-	4,642
Maryland Casino	14,232	(2,502)	-	(7)	-	11,723
Total Casinos	22,164	(5,798)	(35)	34	-	16,365
Corporate and other	(16,272)	(1,188)	(12,543)	(5,241)	10,893	(24,351)
Consolidated total	$43,645	$(21,499)	$(11,861)	$(5,568)	$10,893	$15,610

	Nine Months Ended September 30, 2016
(In thousands)	Adjusted EBITDA	Depreciation/ amortization	Other operating expenses (3)	Non- operating expenses (4)	Income tax provision	Net income (loss)
Nevada Distributed Gaming	$27,542	$(10,564)	$(1,420)	$(117)	$-	$15,441
Montana Distributed Gaming	4,523	(2,602)	(221)	(1)	(60)	1,639
Total Distributed Gaming	32,065	(13,166)	(1,641)	(118)	(60)	17,080
Nevada Casinos	7,157	(3,236)	-	(2)	-	3,919
Maryland Casino	10,961	(2,484)	-	(2)	-	8,475
Total Casinos	18,118	(5,720)	-	(4)	-	12,394
Corporate and other	(13,779)	(976)	(3,031)	(4,646)	(701)	(23,133)
Consolidated total	$36,404	$(19,862)	$(4,672)	$(4,768)	$(761)	$6,341

______________

(1)

Other operating expenses primarily include share-based compensation expense, acquisition and merger costs, gain on fair value adjustment of contingent consideration, class action litigation expense, preopening expenses, loss on disposal of equipment and sign-on bonuses. For the three months ended September 30, 2017, Corporate and Other included share-based compensation expenses, acquisition costs, class action litigation expense, preopening expenses and sign-on bonuses of $1.6 million, $3.0 million, $1.5 million, $0.2 million and $0.2 million, respectively. Montana Distributed Gaming included gain on fair value adjustment of contingent consideration of $1.7 million. For the three months ended September 30, 2016, Corporate and Other included share-based compensation expenses of $1.7 million and merger expenses of $0.1 million. For the three months ended September 30, 2017 and 2016, Total Distributed Gaming included preopening expenses of $0.1 million and $0.7 million, respectively.

(2)

Non-operating expenses include interest expense, net and other income (expense), net. Corporate and Other included interest expense, net of $1.8 million and $1.6 million for the three months ended September 30, 2017 and 2016, respectively.

(3)

For the nine months ended September 30, 2017, Corporate and Other included share-based compensation expenses, acquisition costs, class action litigation expense, preopening expenses and sign-on bonuses of $5.4 million, $5.0 million, $1.6 million, $0.4 million and $0.2 million, respectively. Montana Distributed Gaming included gain on fair value adjustment of contingent consideration of $1.7 million. For the nine months ended September 30, 2016, Corporate and Other included share-based compensation expenses of $2.5 million and merger expenses of $0.6 million. For the nine months ended September 30, 2017 and 2016, Total Distributed Gaming included preopening expenses of $0.7 million and $1.7 million, respectively.

(4)

Non-operating expenses include interest expense, net and other income (expense), net. Corporate and Other included interest expense, net of $5.2 million and $4.7 million for the nine months ended September 30, 2017 and 2016, respectively.

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